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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Harcourt General, Inc. of our report dated January 28, 1997, except as to Note 17, which is as of March 12, 1997, relating to the consolidated financial statements of National Education Corporation, which is incorporated into the Current Report on Form 8-K of Harcourt General, Inc. filed on June 19, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.






Price Waterhouse LLP
Costa Mesa, California
July 1, 1997